As filed with the Securities and Exchange Commission on June 14, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________________
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
 ____________________________________________________________
LendingTree, Inc.
(Exact name of registrant as specified in charter)

Delaware	26-2414818
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)
_____________________________________________________________

Fifth Amended and Restated 2008 Stock and Annual Incentive Plan
2017 Inducement Grant Plan
(Full title of the plan)
_____________________________________________________________

Douglas R. Lebda
Chief Executive Officer
LendingTree, Inc.
11115 Rushmore Drive
Charlotte, North Carolina 28277
(Name and address of agent for service)

(704)541-5351
(Telephone number, including area code, of agent of service)

With a copy to:
John D. Tishler, Esq.
Sheppard, Mullin, Richter & Hampton, LLP
12275 El Camino Real, Suite 200
San Diego, California 92130
(858) 720-8943
_____________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
______________________________________________________________________________________________________

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,500,000 shares	$163.83	$245,737,500	$28,480.98
(1) Pursuant to Rules 416 and 457 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Fifth Amended and Restated 2008 Stock and Annual Incentive Plan (the "Incentive Plan") and the 2017 Inducement Grant Plan (the “Inducement Plan”).
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on NASDAQ on June 12, 2017.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by LendingTree, Inc., a Delaware corporation (the “Registrant” or “Company”), relating to (a) 1,000,000 shares of the Company’s common stock, par value $0.01 per share, issuable to directors, officers, employees, and consultants of the Company and the Company’s subsidiaries under the Fifth Amended and Restated 2008 Stock and Annual Incentive Plan (the “Incentive Plan”), which were added to the authorized shares under the Incentive Plan upon the adoption by the Company’s stockholders of the Incentive Plan on June 14, 2017, and (b) 500,000 shares of the Company’s common stock, par value $0.01 per share, issuable as inducements to any prospective employee who was not previously an employee or director of the Company, or following a bona fide period of non-employment, under the 2017 Inducement Grant Plan (the “Inducement Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “SEC”) allows the Registrant to “incorporate by reference” the information that the Registrant files with the SEC, which means that the Registrant can disclose important information by reference to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

•	The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 28, 2017;

•
All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referenced in paragraph (a) above; and

•
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 333-152700) filed with the SEC on August 5, 2008, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, will be incorporated by reference into this Registration Statement from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.
Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation-a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.
The Company’s Amended and Restated Certificate of Incorporation provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.
The Company’s Third Amended and Restated By-Laws provide that, to the fullest extent authorized by the DGCL, as now in effect or as amended, the Company will indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, or by reason of the fact such person, or a person of whom he or she is the legal representative is or was serving, at the Company’s request, as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company. To the extent authorized by the DGCL, the Company will indemnify such persons against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such persons in connection with such service. Any amendment of these provisions will not reduce the indemnification obligations of the Company relating to actions taken before such amendment.
The Company maintains a directors’ and officers’ liability insurance policy insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring the Company, under certain circumstances, in the event that indemnification payments are made by the Company to such directors and officers.
Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits

Exhibit	Description	Location
4.1(a)	Amended and Restated Certificate of Incorporation of LendingTree, Inc.	Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed August 25, 2008
4.1(b)	Certificate of Amendment of Amended and Restated Certificate of Incorporation	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 31, 2014
4.2	Third Amended and Restated By-laws of LendingTree, Inc.	Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed December 31, 2014
4.3(a)	Fifth Amended and Restated 2008 Stock and Annual Incentive Plan	Filed herewith
4.3(b)	Form of Notice of Restricted Stock Unit Award	Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q filed May 7, 2014
4.3(c)	Form of Notice of Restricted Stock Award	Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q filed May 7, 2014
4.3(d)	Form of Notice of Stock Option Award	Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q filed May 7, 2014
4.4(a)	2017 Inducement Grant Plan	Filed herewith
4.4(b)	Form of Notice of Restricted Stock Unit Award	Filed herewith
4.4(c)	Form of Notice of Restricted Stock Award	Filed herewith
4.4(d)	Form of Notice of Stock Option Award	Filed herewith
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP	Filed herewith
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP	Included in Exhibit 5.1 filed herewith
23.3	Consent of Kimble	Filed herewith
24.1	Power of Attorney	Included as part of the signature page to this Registration Statement filed herewith

Item 9. Undertakings.

(a)The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on June 14, 2017.

LendingTree, Inc.

By:	/s/ GABRIEL DALPORTO
Gabriel Dalporto
Chief Financial Officer
(principal financial officer and duly authorized officer)

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Katharine Pierce as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign: (1) this Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act of shares of common stock of the Registrant to be issued in connection with the Fifth Amended and Restated 2008 Stock and Annual Incentive Plan and 2017 Inducement Grant Plan; and (2) any one or more amendments to any part of the foregoing Registration Statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Securities Act to keep such Registration Statement effective or to terminate its effectiveness; and/or to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ DOUGLAS R. LEBDA	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 14, 2017
Douglas R. Lebda

/s/ GABRIEL DALPORTO	Chief Financial Officer (Principal Financial Officer)	June 14, 2017
Gabriel Dalporto

/s/ CARLA SHUMATE	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 14, 2017
Carla Shumate

/s/ PETER HORAN	Director	June 14, 2017
Peter Horan

/s/ ROBIN HENDERSON	Director	June 14, 2017
Robin Henderson

/s/ NEAL DERMER	Director	June 14, 2017
Neal Dermer

/s/ STEVEN OZONIAN	Director	June 14, 2017
Steven Ozonian

/s/ SARAS SARASVATHY	Director	June 14, 2017
Saras Sarasvathy

/s/ CRAIG TROYER	Director	June 14, 2017
Craig Troyer

/s/ THOMAS DAVIDSON	Director	June 14, 2017
Thomas Davidson

/s/ G. KENNEDY THOMPSON	Director	June 14, 2017
G. Kennedy Thompson

INDEX TO EXHIBITS

The following documents are filed as exhibits to this Registration Statement:

Exhibit	Description	Location
4.1	Amended and Restated Certificate of Incorporation of LendingTree, Inc.	Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed August 25, 2008
4.1(b)	Certificate of Amendment of Amended and Restated Certificate of Incorporation	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 31, 2014
4.2	Third Amended and Restated By-laws of LendingTree, Inc.	Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed December 31, 2014
4.3(a)	Fifth Amended and Restated 2008 Stock and Annual Incentive Plan	Filed herewith
4.3(b)	Form of Notice of Restricted Stock Unit Award	Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q filed May 7, 2014
4.3(c)	Form of Notice of Restricted Stock Award	Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q filed May 7, 2014
4.3(d)	Form of Notice of Stock Option Award	Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q filed May 7, 2014
4.4(a)	2017 Inducement Grant Plan	Filed herewith
4.4(b)	Form of Notice of Restricted Stock Unit Award	Filed herewith
4.4(c)	Form of Notice of Restricted Stock Award	Filed herewith
4.4(d)	Form of Notice of Stock Option Award	Filed herewith
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP	Filed herewith
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP	Included in Exhibit 5.1 filed herewith
23.3	Consent of Kimble	Filed herewith
24.1	Power of Attorney	Included as part of the signature page to this Registration Statement filed herewith